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                                                                    EXHIBIT 21.1

                 List of Subsidiaries of Key3Media Group, Inc.

1.  Key3Media Events, Inc.

2.  Key3Media Events Pty Ltd.

3.  ZD Events S.A.

4.  Key3Media S.A.